Exhibit 99.3

Aspen Surgical Products Holding, Inc. and Subsidiaries Interim Financial Statements

Aspen Surgical Products Holding, Inc. and Subsidiaries
Index

Pages

Condensed Consolidated Balance Sheets (Unaudited) at June 30, 2012 and December 31, 2011	3

Condensed Consolidated Statements of Operations (Unaudited) for the Six Month Periods Ended June 30, 2012 and 2011	4

Condensed Consolidated Statements of Cash Flows (Unaudited) for the Six Month Periods Ended June 30, 2012 and 2011	5

Notes to Condensed Consolidated Financial Statements (Unaudited)	6-8

Aspen Surgical Products Holding, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
 (Dollars in millions)

	June 30, 2012	December 31, 2011

Assets
Current assets
Cash	$2.8	$2.6
Accounts receivable, net of allowance for doubtful
accounts of $0.7 and $0.3	16.8	15.1
Inventories	21.3	20.7
Prepaid expenses and other current assets	1.4	1.3
Income taxes refundable	1.0	1.7
Deferred income tax asset	1.2	1.1
Total current assets	44.5	42.5
Property, plant and equipment, net	30.6	30.7
Goodwill	65.9	65.9
Intangible assets, net	62.7	66.3
Other assets	0.3	0.3
Total assets	$204.0	$205.7
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6.1	$5.0
Accrued expenses	4.0	6.4
Current maturities of long-term debt	8.6	7.5
Total current liabilities	18.7	18.9
Long-term liabilities
Long-term obligations, less current maturities	87.7	91.5
Deferred income tax liabilities	10.2	10.6
Total long-term liabilities	97.9	102.1
Total liabilities	116.6	121.0
Stockholders’ equity
Additional paid-in capital	73.8	73.5
Accumulated other comprehensive income-foreign currency
translation adjustment	0.4	0.3
Retained earnings	13.2	10.9
Total stockholders’ equity	87.4	84.7
Total liabilities and stockholders’ equity	$204.0	$205.7

Aspen Surgical Products Holding, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
 (Dollars in millions)

	Six Months Ended June 30
	2012	2011

Net sales	$57.4	$60.1
Cost of sales	30.3	31.1
Gross profit	27.1	29.0
Selling, general and administrative expenses	18.3	16.1
Operating profit	8.8	12.9
Interest expense, net	5.5	5.9
Foreign currency transaction gain	0.1	0.4
Income before income taxes	3.4	7.4
Income tax expense	1.1	2.3

Net income	$2.3	$5.1

Aspen Surgical Products Holding, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
 (Dollars in millions)

	Six Months Ended June 30
	2012	2011

Operating activities
Net income	$2.3	$5.1
Adjustments to reconcile net income to net cash provided by
operating activities:
Foreign currency gain on intercompany loans	(0.1)	(0.4)
Depreciation and amortization	6.4	6.5
Paid in kind interest	0.5	0.6
Stock based compensation expense related to stock options	0.1	0.2
Gain on sale of assets	(0.2)	-
Deferred income taxes	(0.5)	(0.1)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1.6)	(3.9)
Inventories	(0.6)	0.7
Prepaid expenses and other assets	0.6	(3.0)
Accounts payable	1.1	0.4
Accrued expenses	(2.6)	2.3
Net cash provided by operating activities	5.4	8.4
Investing activities
Purchases of property, plant and equipment	(1.8)	(2.5)
Net cash used in investing activities	(1.8)	(2.5)
Financing activities
Proceeds from exercise of stock options	0.2	0.2
Payments on term loan	(3.5)	(2.2)
Payments on senior secured subordinated note	(0.1)	-
Net cash used in by financing activities	(3.4)	(2.0)
Effect of exchange rate changes on cash	-	-
Net increase in cash	0.2	3.9
Cash
Beginning of period	2.6	2.2
End of period	$2.8	$6.1

Aspen Surgical Products Holding, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited)
(Dollars in millions)

1.	Description of Business

Aspen Surgical Products Holding, Inc. and its subsidiaries (collectively, the “Company”) is 81% owned by RoundTable Healthcare Partners II, LP, RoundTable Healthcare Investors II, LP (collectively referred to as “RoundTable”) and 19% owned by fourteen individuals including employees and a former owner of Aspen Surgical Products, Inc.  The Company was formed in 2006 to purchase Aspen Surgical Products, Inc. and is engaged in the manufacturing and distribution of both OEM and branded disposable and non-disposable medical products for surgical and general healthcare applications.

2.	Summary of Significant Accounting Policies

Principles of Consolidation
Consolidated financial statements include the accounts of Aspen Surgical Products Holding, Inc. and its wholly owned subsidiaries, Aspen Surgical Products, Inc., Aspen Medical Europe Limited (U.K.), Medical One, Inc., Colby Manufacturing Corporation, and Aspen Surgical Puerto Rico Corporation.  All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant judgments and estimates include the determination and allocation of the purchase price to acquired assets and liabilities assumed, determining the fair value and estimated useful lives of intangible assets, goodwill valuation for impairment testing, recording accounts receivable reserves, customer rebate reserves, and inventory reserves.  The estimates and assumptions used in the accompanying consolidated financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the balance sheet date.  Actual results could differ from those estimates.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded at the amount invoiced to customers.  The Company’s payment terms do not include charging interest on past due amounts.  The allowances for doubtful accounts are recorded based upon the Company’s best estimate of credit losses and other uncollectible amounts included in accounts receivable.  The allowance is determined based upon historical performance and current available customer information, including the effects of a new enterprise resource planning system implementation in early 2012.  Account balances are charged off against the allowance when it is deemed that the receivables will not be collected.

Revenue Recognition
The Company records revenue when title and risk of loss pass to the customer (generally upon delivery), the sale price is fixed or determinable, delivery has occurred and collection is reasonably assured.  The Company offers its customers promotional programs designed to incent increased sales and build better commercial relationships.  Promotional programs are predominantly designed as rebate arrangements based upon levels of sales over specified time periods.  These programs are treated as a reduction of sales at the time the sale is recognized.  The Company accounts for such programs by establishing rebates based upon its customers’ progress towards achieving specified levels of sales.

During the duration of the Transition Services Agreement (“TSA”) with Becton, Dickinson and Company (“BD”) associated with the acquisition of the Bard-Parker business in July 2010 and as of December 31, 2010, the Company had not yet established direct arrangements with end customers regarding transfers of ownership and pricing, and therefore did not recognize sales at the point of delivery.  Rather the Company recognized sales when collections on accounts were remitted by BD.  The Company deferred $3.9 million in net sales, $2.2 million in cost of sales, and $0.2 million in other direct expenses for delivered products as of December 31, 2010 which were recognized during the first six months of calendar year 2011.

Income Taxes
Income taxes are accounted for using the asset and liability method that requires the recognition of deferred tax assets and liabilities based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as well as tax-related interest and penalties as a component of income tax expense.

3.	Supplementary Balance Sheet Information

	June 30, 2012	December 31, 2011

Inventories:
Finished products	$11.0	$11.1
Raw materials and work in process	10.3	9.6
Total inventory	$21.3	$20.7

Accumulated depreciation of property, plant and equipment	$11.5	$9.8

Accumulated amortization of software and other intangible assets	$26.3	$22.5

4.	Contingencies

Litigation
The Company is periodically involved in claims asserted in the normal course of its business. Management believes that losses, if any, resulting from the resolution of these claims will not have a material adverse impact on the Company’s financial position, results of operations or its cash flows.

5.	Subsequent Events

On July 23, 2012, the stockholders of the Company entered into a definitive agreement to sell, and simultaneously sold, the entire equity interests of the Company to Hill-Rom, Inc., a wholly-owned subsidiary of Hill-Rom Holdings, Inc. for approximately $402.2 million in cash, including cash acquired.  The transaction is subject to customary working capital adjustments following the closing.